EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in: (1) Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-68019) of Marvel Enterprises, Inc., (2) Registration Statement (Form S-3 No. 333-101426) of Marvel Enterprises, Inc., and (3) Registration Statements (Forms S-8 No. 333-76655 and No. 333-101422) pertaining to the 1998 Stock Incentive Plan of Marvel Enterprises, Inc; of our reports dated February 25, 2005, with respect to the consolidated financial statements and schedules of Marvel Enterprises, Inc., Marvel Entertainment Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Marvel Enterprises, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.



                                                           /s/ Ernst & Young LLP


New York, New York
March 8, 2005